As filed with the Securities and Exchange Commission on November 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-5119352
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

168 Centennial Parkway, Suite 200

Louisville, CO 80027

(720) 316-1225

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(302) 636-5400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Ashley J. Butler, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Isobel A. Jones, Esq. Chief Legal Officer Sovos Brands, Inc. 1901 Fourth St #200 Berkeley, CA 94710 (510) 210-5096

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☒     Smaller reporting company ☐     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 2, 2022

PROSPECTUS

Sovos Brands, Inc.

61,103,119 Shares of Common Stock

The selling stockholders named in this prospectus may offer and sell up to 61,103,119 shares of our common stock, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our common stock.

Each time any of the selling stockholders offer and sell shares of our common stock, such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

As of October 28, 2022, our public float, which is equal to the aggregate market value of our outstanding common stock held by non-affiliates, was approximately $539.7 million based on 100,961,986 shares of outstanding common stock, of which approximately 38,141,522 shares were held by non-affiliates, and a price per share of $14.15, the closing price of our common stock on that date.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SOVO.” On November 1, 2022, the last sale price of our common stock as reported on NASDAQ was $14.00 per share.

Investing in our common stock involves risk. See “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. The selling stockholders may offer and sell, from time to time, in one or more offerings, up to 61,103,119 shares of our common stock. This prospectus provides you with a general description of the common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus related hereto we may specifically authorize to be delivered or made available to you. Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide you with different information. Neither we nor the selling stockholders (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. This prospectus and any applicable prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any applicable prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context requires otherwise, references to “our company,” “we,” “us,” “our” and “Sovos Brands” refer to Sovos Brands, Inc. and its direct and indirect subsidiaries on a consolidated basis. “Advent” or the “Sponsor” refer to Advent International Corporation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://www.sovosbrands.com).

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 21, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, filed with the SEC on May 4, 2022, August 3, 2022 and November 2, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on January 11, 2022, as amended by our Current Report on Form 8-K/A, filed with the SEC on January 11, 2022, June 8, 2022, June 13, 2022 and July 18, 2022; and

•	the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 21, 2022, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Sovos Brands, Inc.

168 Centennial Parkway, Suite 200

Louisville, CO 80027

IR@sovosbrands.com

We maintain an internet site at https://www.sovosbrands.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 15, 2022 (our “Annual Report”), and our quarterly reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, filed with the SEC on May 4, 2022, August 3, 2022 and November 2, 2022, respectively (our “Quarterly Reports”), which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging and fuel, and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing;

•	adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy;

•	supply disruptions, including increased costs and potential adverse impacts on distribution and consumption;

•	geopolitical tensions, including relating to Ukraine;

•	our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products;

•	competition in the packaged food industry and our product categories;

•	consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items;

•	our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains;

•	the COVID-19 pandemic and associated effects;

•	our inability to maintain our workforce;

•	our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions;

•	our inability to effectively manage our growth;

•	our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf;

•	our inability to expand household penetration and successfully market our products;

•	erosion of the reputation of one or more of our brands;

•	our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers;

•	failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations;

•	failure to protect, or litigation involving, our tradenames or trademarks and other rights;

•	fluctuations in currency exchange rates could adversely affect our results of operations and cash flows;

•	our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products;

•	a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets;

•	our level of indebtedness under our First Lien Credit Agreement, which as of September 24, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and

•	the interests of Advent may differ from those of public stockholders.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus or any applicable prospectus supplement from our filings with the SEC, including our Annual Report, Quarterly Reports and our subsequent filings with the SEC, as incorporated by reference into this prospectus.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

Sovos Brands, Inc. is a consumer-packaged food company that acquires and builds disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. Sovos Brands’ product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza, yogurts, gelato, pancake and waffle mixes, other baking mixes and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious and unforgettable.

Corporate Information

Sovos Brands, Inc. was incorporated in Delaware on January 17, 2017, under the name “Sovos Brands Super Holdings, Inc.” Our principal executive offices are located at 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027, and our telephone number is (720) 316-1225. Our corporate website address is www.sovosbrands.com. Our website, the websites of our brands and the information contained on, or that can be accessed through, these websites is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

You should consider the specific risks described in our Annual Report and Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Authorized Capitalization

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of October 28, 2022, 100,961,986 shares of common stock and no shares of preferred stock are issued and outstanding. Additionally, we have 7,050,797 shares of common stock available for future equity awards under our equity incentive plan as of October 28, 2022.

Common Stock

Holders of our common stock are entitled to the rights set forth below.

Voting Rights

Directors will be elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Upon failing to achieve a majority of votes cast in an uncontested election, a director’s irrevocable letter of resignation from our board of directors (our “Board”) and its committees will become effective and the nominating and corporate governance (not including the subject director, if a member) will recommend to the Board the action to be taken with respect to such resignation. Vacancies created by resignations or otherwise may be filled by vote of the remaining directors. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or to the extent permitted by a written resolution, the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Registration Rights

Certain of our stockholders have certain registration rights with respect to our common stock pursuant to a registration rights agreement. See “Part III. – Item 13. – Certain Relationships and Related Transactions, and Director Independence” in our Annual Report, which is incorporated by reference herein.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up.

Other Rights and Preferences

Our stockholders have no preemptive, conversion or exchange rights or other rights to subscribe for additional shares. Our common stock has no sinking fund or redemption provisions. All outstanding shares of our common stock are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable.

Preferred Stock

No shares of preferred stock have been issued. Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock and we have no agreements or plans for the issuance of any shares of preferred stock.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board, our Chair or upon the request of the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Advance Notice of Nominations and Other Business

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with these advance notice requirements for nominations of directors and other business. Any vacancies on the Board may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Classified Board of Directors and Related Provisions

Our amended and restated certificate of incorporation provides that our Board be divided into three classes, with one class being elected at each annual meeting of stockholders with termination staggered according to class. Beginning at the first annual meeting of stockholders following the earlier of (i) the fifth anniversary of our initial public offering and (ii) a fiscal year end at which our Sponsor and its affiliates hold less than 50% of the voting power of our common stock necessary to elect our directors (the “Sunset”), the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The Board will be fully declassified following the third annual meeting after the Sunset with all directors standing for election for one-year terms. This initial classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board until at least the second annual stockholders meeting following the date the acquiror obtains the controlling interest.

The number of directors constituting our Board is determined from time to time by our Board. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause so long as the Board is classified and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our Board to fill vacancies on the board of directors, prevents stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, from and after the time that our Sponsor and its affiliates collectively own less than 50% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporate Law (“DGCL”)

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions will apply even if the business combination could be considered beneficial by some stockholders. Our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL, but such provisions do not apply to our Sponsor and its affiliates. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and, if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended by (i) the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (ii) the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. For the avoidance of doubt, our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that neither our Sponsor nor a director affiliated with a Sponsor has any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities.

Listing

Our common stock is listed on NASDAQ under the symbol “SOVO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 61,103,119 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table shows information as of October 28, 2022 regarding (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 100,961,986 shares of common stock outstanding as of October 28, 2022.

	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this prospectus	Shares of common stock beneficially owned after this offering
Name of selling stockholders	Number of shares(1)(2)	Percentage of shares	Number of shares(1)	Number of shares	Percentage of shares
Funds managed by Advent International Corporation(2)	53,762,154	53.2%	53,762,154	—	—
Todd R. Lachman(3)	2,361,637	2.3%	2,361,637	—	—
William R. Johnson(4)	1,361,866	1.3%	1,361,866	—	—
Robert L. Graves(5)	4,117,462	4.1%	3,617,462	500,000	*

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)	Amount includes: (i) 1,963,707 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,369,305 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,766,548 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,758,471 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,658,444 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,087,476 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 929,956 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 275,565 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,441,639 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,270,460 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,231,230 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 4,606,154 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,035,718 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,756,695 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 941,822 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 951,370 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 77,692 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 452,511 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 96,806 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 60,286 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 795,122 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 18,235,177 shares of common stock held by Noosa Holdco, L.P. (“Noosa LP”).

Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.

GPE VIII GP S.à r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP. Investment decisions by Advent are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(3)	Includes 743,257 shares of restricted common stock. Also includes 291,064 shares of common stock and 186,264 shares of restricted common stock held by the Todd Lachman 2021 Family Trust.

(4)	Includes 254,229 shares of restricted common stock.

(5)	Represents 4,107,462 shares held by Batak, LLC and 10,000 shares held by trust.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that any of the selling stockholders sell securities covered by this prospectus, the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on NASDAQ, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sovos Brands, Inc. as of December 25, 2021 and December 26, 2020, and for each of the three years in the period ended December 25, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.

SEC registration fee		$94,135
FINRA filing fee		128,633
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its executive officers and directors. These agreements, among other things, require the Registrant to indemnify each executive officer and director to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description
1.1*	Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Sovos Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 27, 2021).

3.2**	Amended and Restated Bylaws of Sovos Brands, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on September 27, 2021).

4.1**	Form of Certificate of Common Stock of Sovos Brands, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed on August 27, 2021).

4.2**	Registration Rights Agreement dated as of September 23, 2021, by and among Sovos Brands, Inc. and the other parties thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on November 9, 2021).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

*	To be filed, if necessary, by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on November 2, 2022.

SOVOS BRANDS, INC.

By:	/s/ Todd R. Lachman
Name: Todd R. Lachman Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Todd R. Lachman, Christopher W. Hall and Isobel A. Jones, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre- and post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 2, 2022.

Signature	Title

/s/ Todd R. Lachman	President, Chief Executive Officer and Director
Todd R. Lachman	(Principal Executive Officer)

/s/ Christopher W. Hall	Chief Financial Officer (Principal Financial Officer
Christopher W. Hall	and Principal Accounting Officer)

/s/ William R. Johnson	Director
William R. Johnson

/s/ Tamer Abuaita	Director
Tamer Abuaita

/s/ Jefferson M. Case	Director
Jefferson M. Case

Signature	Title

/s/ Robert L. Graves	Director
Robert L. Graves

/s/ Neha U. Mathur	Director
Neha U. Mathur

/s/ David W. Roberts	Director
David W. Roberts

/s/ Valarie L. Sheppard	Director
Valarie L. Sheppard

/s/ Vijayanthimala Singh	Director
Vijayanthimala Singh